UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2012

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On November 6, 2012, Clear Channel Worldwide Holdings, Inc. (“Clear Channel Worldwide”), an indirect, wholly-owned subsidiary of Clear Channel Outdoor Holdings, Inc. (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”), by and among Clear Channel Worldwide, the Company and the other guarantors named therein (collectively, the “Guarantors”), and Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers, relating to the issuance and sale of $735,750,000 aggregate principal amount of 6.5% Series A Senior Notes due 2022 and $1,989,250,000 aggregate principal amount of 6.5% Series B Senior Notes due 2022 (together, the “Notes”) offered by Clear Channel Worldwide.

The Notes and the related guarantees are being offered only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act.

The Purchase Agreement under which the Notes will be sold by Clear Channel Worldwide contains customary representations, warranties and agreements by Clear Channel Worldwide and the Guarantors, and customary conditions to closing, indemnification obligations of Clear Channel Worldwide and the Guarantors, including for liabilities under the Act, other obligations of the parties and termination provisions.

Item 8.01                      Other Events

On November 6, 2012, the Company announced the pricing of $735,750,000 aggregate principal amount of 6.5% Series A Senior Notes due 2022, which will be issued at an issue price of 99.0% of par, and $1,989,250,000 aggregate principal amount of 6.5% Series B Senior Notes due 2022, which will be issued at par, offered by Clear Channel Worldwide.

Clear Channel Worldwide intends to use the net proceeds from the offering, together with cash on hand, to pay the consideration in a concurrent tender offer (the “Tender Offer”) Clear Channel Worldwide has undertaken in respect of $500.0 million outstanding aggregate principal amount of its 9.25% Series A Senior Notes due 2017 and $2.0 billion outstanding aggregate principal amount of its 9.25% Series B Senior Notes due 2017 (together, the “Existing Notes”), and to pay related fees and expenses.  Clear Channel Worldwide currently intends to call for redemption on the closing date of the offering any Existing Notes that have not been tendered pursuant to the Tender Offer and use the remaining net proceeds of the offering, together with cash on hand, to satisfy its obligations thereunder.

The Notes will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This current report on Form 8-K is not a notice of redemption and is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

A copy of the press release announcing the pricing of the offering of the Notes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc. on November 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: November 6, 2012	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc. on November 6, 2012